ARTICLES OF AMENDMENT

                  OF ARTICLES OF INCORPORATION

                               OF

                          REALCO, INC.

      Pursuant  to  the  provisions of the  New  Mexico  Business

Corporation  Act,  the  undersigned  corporation,  Realco,  Inc.,

adopts the following amendments to its Articles of Incorporation:

FIRST: The name of the corporation is REALCO, INC.

SECOND: The following amendments to Article IV of the Articles of

Incorporation of Realco, Inc. were adopted by its shareholders on

March  21,  1997,  as  prescribed  by  the  New  Mexico  Business

Corporation  Act,  by a vote of its shareholders  sufficient  for approval of the Amendments:

     ARTICLE IV is amended as follows:

1.   Part I of Article IV:

      is amended to add thereto paragraph E as follows:

     E. Cancellation of Previously Issued Shares.

           Any shares of this "A" Series of Preferred Shares that

after  having  first been validly issued are  reacquired  by  the corporation  through conversion, redemption or  otherwise  shall,

immediately upon such reacquisition cease to be authorized shares

of   Series  "A", but shall become an addition to  the  Preferred

Shares  authorized  by Part IV, as amended by these  Articles  of

Amendment,  of Article IV;

2.   Part II of Article IV:

      is amended to add thereto paragraph E as follows:

     E.  Cancellation of Previously Issued Shares.

          Any shares of this "B" Series of Preferred Shares that,

after  having  first been validly issued, are reacquired  by  the

corporation   through   conversion,  redemption   or    otherwise

immediately  upon such acquisition cease to be authorized  shares of  Series  "B",  but shall become an addition to  the  Preferred

Shares  authorized  by Part IV, as amended by these  Articles  of

Amendment, of Article IV;



3.   Part III of Article IV:

      is eliminated in its entirety;

4.   Part IV of Article IV:

      A.    is  amended  to  provide that the  number  authorized

preferred    shares,    unclassified    as    to    rights    and

preferences,  is  One  Hundred Eighty  Seven  Thousand  (187,000)

shares; and

      B.    is  amended to provide that the number of  authorized

shares       this      Series      of      Preferred      Shares,

unclassified as to rights and preferences shall automatically  be

increased by the number of Series            "A" or "B" or  other

Series  of  Preferred      Shares which may have been  authorized

and  issued by the             Board of  Directors from  time  to

time,  upon  reacquisition by the Company, shall be  canceled  as

provided by these Amended Articles of   Incorporation.



THIRD: On March 21, 1997, the following series of shares were issued and outstanding and entitled to receive notice of and to vote at the Meeting of Shareholders:

                                      Number of Issued
          Title of Stock           and Outstanding Shares

     Common Stock, no par value                         2,845,000
     Series "A" Preferred Stock                            82,569
     Series "B" Preferred Stock                           217,859
     Series "D" Preferred Stock                            24,297
     No Series "C" Shares were issued or outstanding on March 21,
     1997.


FOURTH: The shares of outstanding stock voted for and against the Amendments as follows:


                                                                                                    For               Against
            Title of Stock        the Amendments      the Amendments
          _________________      _______________      _______________

     Common Stock, no par value       2,280,000            46,625
     Series "A" Preferred Stock          82,569               0
     Series "B" Preferred Stock         217,859               0

     Series "D" Preferred Stock          23,297               0

     No Series "C" Shares were issued or outstanding on March 21,
     1997.


FIFTH: These Amendments did not increase the corporation's authorized capital.

Dated: April 22, 1997




REALCO, INC.
     s/James A. Arias
By: _____________________
      James A. Arias, President


    s/Melvin A. Hardison
By:_____________________
     Melvin A. Hardison, Secretary


      Under penalty of perjury, the undersigned declares that the foregoing document was executed by Realco, Inc.

And that the statements contained therein are true and correct to the best of his knowledge.

    s/James A. Arias
By: ____________________
      James A. Arias, President


    s/Melvin A. Hardison
By:_____________________
      Melvin A. Hardison, Secretary


COUNTY OF NEW MEXICO     )
                         ) ss.
COUNTY OF BERNALILLO     )

      Subscribed and sworn to before me this 22nd day of April, 1997, by James A. Arias and Melvin A. Hardison,known by me to be the President and Secretary of Realco, Inc.

                                      s/Eugenia Lynn Johnson
                                   __________________________
                                        (Notary Public)


My Commission Expires:05-11-2002